UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

Commission file numbers:

SunGard Capital Corp. 000-53653

SunGard Capital Corp. II 000-53654

SunGard Data Systems Inc. 1-12989

SunGard® Capital Corp.

SunGard® Capital Corp. II

SunGard® Data Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

680 East Swedesford Road Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 582-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 4, 2011, SunGard Data Systems Inc., a Delaware corporation (“SunGard”), and SunGard Higher Education Inc., a Delaware corporation and formerly a wholly owned subsidiary of SunGard (“HE”), entered into an Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”) with companies affiliated with Hellman & Friedman Capital Partners VI, L.P. Also on August 4, 2011, SunGard, affiliates of SunGard, and HE entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with affiliates of Hellman & Friedman, including Sophia, L.P., a Delaware limited partnership (“Purchaser Parent”) and Datatel Parent Corp., a Delaware corporation (“Datatel”), an existing Hellman & Friedman portfolio company. The Asset Purchase Agreement and the Merger Agreement provided that SunGard would sell SunGard’s Higher Education business segment (excluding SunGard’s K-12 education business) (the “Higher Education Businesses”) to affiliates of Hellman & Friedman for an aggregate purchase price of $1.775 billion, subject to certain adjustments.

On January 19 and January 20, 2012, Purchaser Parent and its subsidiaries acquired HE and the Higher Education Businesses pursuant to the terms and conditions of the Asset Purchase Agreement and the Merger Agreement. As a result of the completion of these transactions, each of HE and Datatel are wholly owned by Purchaser Parent.

SunGard used net cash proceeds (as defined in SunGard’s senior secured credit agreement), which were approximately $1.222 billion after applicable taxes, transaction fees, expenses and other adjustments, to repay a portion of its senior secured credit facility term loans on a pro-rata basis.

The foregoing descriptions of the Merger Agreement and the Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Asset Purchase Agreement, as applicable, which were filed as Exhibits 2.1 and 2.2, respectively, to SunGard’s Current Report on Form 8-K, filed on August 10, 2011, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated financial information of SunGard for the years ended December 31, 2008, 2009 and 2010, and as of and for the nine months ended September 30, 2011, giving effect to the transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Unaudited Pro Forma Consolidated Financial Information of SunGard for the years ended December 31, 2008, 2009 and 2010, and as of and for the nine months ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD CAPITAL CORP.
SUNGARD CAPITAL CORP. II

Date: January 26, 2012	By:	/s/ Robert F. Woods
Robert F. Woods
Executive Vice President and
Chief Financial Officer

SUNGARD DATA SYSTEMS INC.

Date: January 26, 2012	By:	/s/ Robert F. Woods
Robert F. Woods
Senior Vice President-Finance and
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Unaudited Pro Forma Consolidated Financial Information of SunGard for the years ended December 31, 2008, 2009 and 2010, and as of and for the nine months ended September 30, 2011.